SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCH ANGE ACT OF 1934
October 15, 2007 (Date of earliest event reported)
WASHINGTON GROUP INTERNATIONAL, INC. (Exact name of Registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	1-12054 (Commission File Number)	33-0565601 (IRS Employer Identification No.)

720 PARK BOULEVARD, BOISE, IDAHO 83712 (Address of principal executive offices, including zip code)

208 / 386-5000 (Registrant's telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On October 15, 2007, Washington Group International, Inc. issued a news release announcing its preliminary financial results for the third quarter of 2007. A copy of this news release is furnished herewith as Exhibit 99.1

This information, including exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Change Act, except as shall be expressly set forth by specific reference to this Form 8-K in such a filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.  Description

99.1         Press Release issued by Washington Group International, Inc., on May 15, 2007, announcing its preliminary financial results for the third quarter of 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                            WASHINGTON GROUP INTERNATIONAL, INC.

                               /s/ Craig G. Taylor
                             By:       ______________________________________
                     Name:  Craig G. Taylor
                             Title:    Vice President and Secretary

Dated: October 15, 2007

EXHIBIT INDEX

Exhibit Number	Description
99.1	Washington Group International, Inc. news release, dated October 15, 2007, with preliminary financial data.

EXHIBIT 99.1

                                                          Contact: Laurie Spiegelberg
                                            (208) 386-5255

Washington Group International Announces Preliminary Third-Quarter Results

BOISE, Idaho (Oct. 15, 2007) - Washington Group International (NYSE: WNG) announced today preliminary financial results for its third quarter ended Sept. 28, 2007, and updated its full-year 2007 guidance based on developments during the quarter. The preliminary financial results are estimates and are subject to further review and analysis by company management as part of the normal quarterly closing process currently under way and are subject to review by the company’s independent auditors. This information is being disclosed to provide Washington Group stockholders with additional financial information regarding the recently completed third quarter in advance of Washington Group’s Special Meeting of Stockholders to be held on Oct. 30, 2007, to vote upon the proposed merger with URS Corporation.

The company’s estimated financial results for the 2007 third quarter, excluding costs associated with the proposed merger with URS, and actual results for the 2006 third quarter follow:
	2007 Third Quarter Preliminary Estimates	2006 Third Quarter Actual Results
New Work	$1.075-$1.125 billion	$1.236 billion
Backlog	$6.125-$6.175 billion	$5.111 billion
Revenue	$1.050-$1.100 billion	$824 million
Net Income	$39-$43 million*	$4.3 million
Diluted Earnings Per Share	$1.25-$1.38*	$0.14

*Excludes costs associated with the proposed merger with URS Corporation

As discussed in greater detail below, the estimated net income for the 2007 third quarter includes approximately $5.7 million after tax, or $0.18 per diluted share, related to the sale of the company’s interest in a coal mine and approximately $5.4 million after tax, or $0.17 per diluted share, related to work performed in prior periods on a U.S. Department of Energy (DOE) construction project.
New work for the quarter, estimated to be approximately $1.1 billion, includes previously announced awards including clean-air power projects, scope expansion at a nuclear reprocessing facility, and the successful recompete for managing and operating the DOE’s West Valley Demonstration Project. Certain projects that had been expected to be awarded during the third quarter are still under negotiation and are now expected to be booked in the fourth quarter.
Backlog is estimated to be approximately $6.2 billion at quarter end. Work under contract for government customers beyond two years and for mining customers beyond five years, which is not in backlog, is estimated to total approximately $5.8 billion, resulting in work under contract yet to complete of approximately $12.0 billion.
Revenue for the 2007 third quarter is estimated to be approximately $1.1 billion, up from $824 million in the 2006 third quarter. The increase in revenue was primarily the result of recent contract awards in the Power and Industrial/Process business units converting to revenue.
Excluding merger-related costs, net income for the 2007 third quarter is estimated to be $39-$43 million, or $1.25-$1.38 per diluted share, up from $4.3 million, or $0.14 per diluted share, in the 2006 third quarter as a result of the following:
•
Net income in the 2007 third quarter includes a gain of $9.5 million ($5.7 million after tax, or $0.18 per diluted share) on the sale of the company’s interest in a coal mine in Montana after the majority owner assumed responsibility for mining operations earlier this year. The company’s only remaining equity interest in mining property is the MIBRAG coal-mining joint venture in Germany.

•
As previously disclosed, the Energy & Environment Business Unit has a 50-percent participation in a DOE nuclear waste processing facility construction project that has experienced significant scope and cost increases. The project is cost reimbursable with performance and cost-based incentive fees. During the third quarter, the final redesign and testing plans were approved by the DOE resulting in the DOE’s authorization to resume all construction activities at the project pursuant to an approved revised project baseline and cost estimate. Based on these actions, the company reevaluated the probable fees to be earned on the original contract as well as the percentage of completion on the original contract scope. As a result, in the third quarter the company recognized additional earnings related to work performed since April 2003 estimated to be $10.4 million pre tax, or $6.2 million after tax; of that, approximately $1.4 million pre tax, or $0.8 million after tax, relates to work performed during the 2007 third quarter. Changes to the overall contract fee and structure are currently being negotiated with the DOE to address the impact of the scope and cost increases on both the original contract and the added scope. The company believes that, upon completion of the negotiations, a cumulative adjustment to earnings for work performed since April 2003 will be recognized. The adjustment could occur later in 2007 or in subsequent periods and it is currently estimated this could range from approximately $15 million pre tax to as much as $35 million pre tax.

•
Business development and bid and proposal costs in the Energy & Environment Business Unit were approximately $9.5 million higher in the 2007 third quarter than in the 2006 third quarter due to pursuit of new contract opportunities including U.K. nuclear waste cleanup and the DOE’s Hanford Plateau Remediation and Tank Operations contracts as well as the company’s recompete for the DOE’s Savannah River Site contracts.

•
The Mining Business Unit’s operating income increased by approximately $8 million due to performance on new work and on renegotiated contracts covering cost escalation in contract mining as well as higher MIBRAG earnings resulting from increased coal and electricity sales and the favorable euro/dollar exchange rate.

•
The Power, Infrastructure, and Defense business units also performed well in the 2007 third quarter. Industrial/Process was profitable in the quarter versus an operating loss in the 2006 third quarter.

•	Operating income from Iraq was approximately $2.4 million in the 2007 third quarter, compared to $8.0 million in the 2006 third quarter.
•
Net income in the 2006 third quarter was negatively impacted by a pre-tax charge of $24.9 million after minority interest ($14.9 million after tax, or $0.49 per diluted share) on two highway-construction projects in Southern California. There were no similar charges in the 2007 third quarter. The company continues to evaluate the costs associated with completing these projects and to pursue change orders and claims, which could result in adjustments in 2007 or in future periods. The company is currently in active negotiations over change orders for the Riverside highway project, which could potentially result in an additional favorable adjustment estimated to be up to $10 million pre tax in the 2007 third quarter or in future periods. The scheduled completion dates have not changed; the highway in San Diego will be available for use in November 2007, and the Riverside project is scheduled to be complete in mid 2008.

•
The 2006 third quarter also included the write-off of deferred financing fees totaling $5.1 million pre tax ($3.1 million after tax, or $0.10 per diluted share) associated with the restructuring of the company’s $350 million credit facility.

2007 Guidance
End markets continue to be strong, particularly in the power, oil, gas, and chemical markets. The company reaffirms its guidance for new work and backlog, targeting 2007 new work of $4.8-$5.2 billion compared to new work of $4.2 billion in 2006, and backlog of $6.5-$6.9 billion, compared to $5.6 billion at the end of 2006.
The guidance range for 2007 revenue has been narrowed to $3.9-$4.1 billion, compared to revenue of $3.4 billion for 2006. The 2007 overall increase compared to 2006 is primarily attributable to work on new power generation and clean-air power projects and oil, gas, chemical, and industrial services projects in the Industrial/Process Business Unit. Revenue from work in Iraq is currently expected to be approximately $175 million lower in 2007 than in 2006, with work in Iraq substantially complete as of the end of this calendar year.
The company is raising its 2007 earnings guidance from $80-$90 million, or $2.60-$2.92 per diluted share, to $95-$105 million, or $3.06-$3.39 per diluted share, excluding merger-related costs and future change orders and claim recoveries. The increase in guidance is a result of the one-time gain from the sale of the interest in the Montana coal mine described above and higher-than-expected earnings in the Power and Infrastructure business units as well as reduced costs related to liability insurance, employee health care, and administrative expenses in the second half of 2007.
Financial Guidance
	Current 2007 Guidance	Previous 2007 Guidance
New Work	$4.8-$5.2 billion	$4.8-$5.2 billion
Backlog	$6.5-$6.9 billion	$6.5-$6.9 billion
Revenue	$3.9-$4.1 billion	$3.7-$4.1 billion
Net Income (excluding merger costs)	$95-$105 million	$80-$90 million
Diluted Earnings Per Share	$3.06-$3.39	$2.60-$2.92

The updated guidance assumes that the company continues to operate as a stand-alone operation through Dec. 28, 2007, and excludes merger-related costs and future change orders and claim recoveries.
Washington Group International (NYSE: WNG) provides the talent, innovation, and proven performance to deliver integrated engineering, construction, and management solutions for businesses and governments worldwide. Headquartered in Boise, Idaho, with approximately $4 billion in annual revenue, the company has approximately 25,000 people at work around the world providing solutions in power, environmental management, defense, oil and gas processing, mining, industrial facilities, transportation and water resources. For more information, visit www.wgint.com.
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Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, which are identified by the use of forward-looking terminology such as may, will, could, should, expect, anticipate, intend, plan, estimate, or continue or the negative thereof or other variations thereof. Each forward-looking statement, including, without limitation, any financial guidance, speaks only as of the date on which it is made, and Washington Group undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. The forward-looking statements are necessarily based on assumptions and estimates of management and are inherently subject to various risks and uncertainties. Actual results may vary materially as a result of changes or developments in social, economic, business, market, legal, and regulatory circumstances or conditions, both domestically and globally, as well as due to actions by customers, clients, suppliers, business partners, or government bodies. Performance is subject to numerous factors, including demand for new power generation and for modification of existing power facilities, public sector funding, demand for extractive resources, capital spending plans of customers, and spending levels and priorities of the U.S., state and other governments. Results may also vary as a result of difficulties or delays experienced in the execution of contracts or implementation of strategic initiatives. Results may also be impacted by costs relating to the proposed merger transaction with URS Corporation and the timing of such merger transaction if it is approved by both companies stockholders. For additional risks and uncertainties impacting the forward-looking statements contained in this news release, please see “Note Regarding Forward-Looking Information” and “Item 1A. Risk Factors” in Washington Group’s annual report on Form 10-K for fiscal year 2006.

Additional Information and Where to Find It

In connection with the proposed transaction, URS and Washington Group International filed a definitive joint proxy statement/prospectus and other materials with the Securities and Exchange Commission (the “SEC”), and URS filed a registration statement on Form S-4. Investors and security holders are urged to read the definitive joint proxy statement/prospectus, the registration statement on Form S-4 and the other materials filed with the SEC as they contain important information about the proposed transaction. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC at the SEC’s Web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by URS by contacting URS Investor Relations at 877-877-8970. Investors and security holders may obtain free copies of the documents filed with the SEC by Washington Group by contacting Washington Group Investor Relations at 866-964-4636. In addition, you may also find information about the merger transaction at www.urs-wng.com. URS, Washington Group and their directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of URS and Washington Group in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction are included in definitive joint proxy statement/prospectus described above. Additional information regarding the directors and executive officers of URS is also included in URS’ proxy statement for its 2007 Annual Meeting of Stockholders, which was filed with the SEC on April 18, 2007. Additional information regarding the directors and executive officers of Washington Group is also included in Washington Group’s proxy statement for its 2007 Annual Meeting of Stockholders, which was filed with the SEC on April 17, 2007, as amended. These documents are available free of charge at the SEC’s Web site at www.sec.gov and from Investor Relations at URS and Washington Group as described above.

Contact:
Laurie Spiegelberg, Vice President-Corporate Communications, (208) 386-5255